Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS ANNOUNCES NEW LONG-TERM AGREEMENT WITH IRVING OIL

Co-Exclusive Agreement to issue AIR MILES® Reward Miles in Atlantic Canada

DALLAS, TX, May 28, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Canadian loyalty business signed a new long-term agreement with Irving Oil.  Irving Oil was founded in 1924 and operates Canada's largest refinery, eight distribution terminals, a fleet of delivery trucks and over 900 retail locations throughout Eastern Canada and the United States serving wholesale, home heating, commercial and retail customers. Irving Oil is a privately owned company.

A co-exclusive agreement, Irving Oil will issue AIR MILES reward miles for purchases associated with Transportation Fuels, Automotive Products, Car and Truck Washes, Convenience Store Products and Home Comfort Products.

The AIR MILES® Reward Program is Canada’s premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles. Irving Oil joins a coalition of more than 220 leading brand-name sponsors representing thousands of retail and service locations and global online brands. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions and electronic merchandise.

Irving Oil will begin to offer AIR MILES reward miles to customers at its approximately 300 locations in Canada’s four Atlantic provinces –New Brunswick, Prince Edward Island, Nova Scotia and Newfoundland and Labrador – in a sequenced roll-out throughout the summer.

AIR MILES Collectors will earn 1 reward mile for every 20 litres of transportation fuel purchased in a single transaction; 1 reward mile for every $20 spent on convenience store –products and car and truck washes in a single transaction; 1 reward mile for every 30 litres of heating oil or propane sold in a single transaction; and 1 reward mile for every gigajoule of natural gas sold in a single transaction.

“In the fiercely competitive energy sector, it is of strategic importance to have Irving Oil, one of North America’s most respected regional energy and marketing companies join the coalition loyalty program,” said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. “This significant addition to our roster of Sponsors in Atlantic Canada further deepens our reach into the high value, high-frequency spend category.  And, with its substantial number of locations across all four Atlantic provinces, Irving Oil presents new regional issuance growth and opportunities for the coalition and AIR MILES Collectors.”

“We’re extremely pleased to be partnering with Canada’s premier loyalty program, AIR MILES, and look forward to a strong partnership well into the future,” said Harry Hadiaris, general manager, Irving Oil Marketing. “This great rewards program allows us to better serve our loyal customers who are critical to our ongoing success as a company.”

About Irving Oil.

Irving Oil is a privately owned regional energy and marketing company that provides eastern Canada and New England with the highest-quality products and customer service. Founded in 1924 and based in Saint John, New Brunswick, Irving Oil maintains a strong tradition of public service and partnerships within its host communities. For information about Irving Oil, visit www.irvingoil.com.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the equity partner of Direxions, a loyalty pioneer headquartered in India and the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry. LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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